THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) ("DTC"), to the Corporation or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC, and unless any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION, AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

REGISTERED                                                                                    $500,000,000

NUMBER R-1                                                                                    CUSIP: 060505 DK7
                                    ISIN:  US060505DK72

BANK OF AMERICA CORPORATION
5.375% SENIOR NOTES, DUE SEPTEMBER 2012

BANK OF AMERICA CORPORATION, a Delaware corporation (herein called the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) on September 11, 2012 (except to the extent redeemed or repaid prior to that date).   The Corporation will pay interest on such principal amount at the rate of 5.375% per annum, until payment of such principal amount has been made or duly provided for, semi-annually in arrears on March 11 and September 11 of each year (each, an "Interest Payment Date").  Interest shall be payable on each Interest Payment Date, beginning on March 11, 2008, and at the stated maturity (the "Maturity Date") or earlier redemption or repayment.  If the Corporation shall default in the payment of interest due on an Interest Payment Date, then this Note shall bear interest from the next preceding Interest Payment Date for which interest has been paid, or, if no interest has been paid on the Notes, from September 11, 2007 (the "Original Issue Date").

Interest on this Note will accrue from the Original Issue Date until the principal amount is paid or duly provided for.  Interest (including payments for partial periods) will be computed on the basis of a 360-day year of twelve 30-day months.  Interest payable on this Note on any Interest Payment Date or on the Maturity Date, as the case may be, will include interest accrued from, and including, the preceding Interest Payment Date for which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, such Interest Payment Date or Maturity Date, as the case may be.  If the Maturity Date or an Interest Payment Date falls on a day that is not a Business Day (as defined below), principal or interest payable with respect to such Maturity Date or Interest Payment Date will be paid on the next Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no additional interest shall accrue as a result of that postponement.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the Record Date for such Interest Payment Date, whether or not a Business Day.  The "Record Date" for Notes held in book-entry only form shall be one Business Day prior to the relevant Interest Payment Date and, for Notes not held in book-entry only form, March 1 and September 1 prior to the relevant Interest Payment Date.  "Business Day" means any weekday that is not a legal holiday in New York, New York or Charlotte, North Carolina and is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

The principal and interest on this Note are payable in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Corporation in New York or such other places that the Corporation shall designate as provided in the Indenture (as described on the reverse hereof); provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Corporation relating to the Notes.  Notwithstanding the preceding sentence, payments of principal of and interest payable on the Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Issuing and Paying Agent (as described on the reverse hereof) from the registered holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to the Issuing and Paying Agent, at The Bank of New York Trust Company, N.A., 101 Barclay Street, New York, New York 10286.  Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or by an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.

BANK OF AMERICA CORPORATION

By: _______________________________
[SEAL]                                                            Title: Senior Vice President

ATTEST:

By:______________________
           Assistant Secretary

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CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  September 11, 2007

THE BANK OF NEW YORK TRUST
COMPANY, N.A.,
as Trustee

By:__________________________
                       Authorized Signatory

       4

[Reverse of Note]

BANK OF AMERICA CORPORATION
5.375% SENIOR NOTES, DUE SEPTEMBER 2012

This Note is one of a duly authorized series of Securities of the Corporation unlimited in aggregate principal amount issued and to be issued under the Senior Indenture dated January 1, 1995 (herein called the "Indenture"), between the Corporation (successor to NationsBank Corporation) and The Bank of New York Trust Company, N.A., successor to The Bank of New York, as Trustee (successor in interest to U.S. Bank Trust National Association, as successor trustee to BankAmerica National Trust Company, herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture dated September 18, 1998, a Second Supplemental Indenture dated May 7, 2001, a Third Supplemental Indenture dated July 28, 2004 and a Fourth Supplemental Indenture dated April 28, 2006, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee and the holders of the Notes (as defined herein), and the terms upon which the Notes are, and are to be, authenticated and delivered.  The series of which this Note is a part also is designated as the Corporation's 5.375% Senior Notes, due September 2012 (herein called the "Notes"), initially in the principal amount of $650,000,000.  The amount of Notes of this series may be increased by the Corporation in the future.  The Trustee initially shall act as Security Registrar and Authenticating and Issuing and Paying Agent in connection with the Notes.

The Notes are not subject to any sinking fund.

            The provisions of Section 14.02 and Section 14.03 of the Indenture do not apply to the Notes.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register or registry books of the Corporation relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or the Security Registrar duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge will be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

        Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee, the Issuing and Paying Agent, and any agent of the Corporation may treat the person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and

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 neither the Corporation, the Trustee, the Issuing and Paying Agent, nor any such agent of the Corporation shall be affected by notice to the contrary.

          The Notes are issuable only as registered notes without coupons in denominations of $5,000 and whole multiples of $5,000.  As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of notes of different authorized denominations, as requested by the holder surrendering the same.

          If an Event of Default (defined in the Indenture as (i) the Corporation's failure to pay the principal of (or premium, if any, on) any Notes when due, or to pay interest on the Notes within 30 days after the same becomes due, (ii) the Corporation's breach of its other covenants contained in this Note or in the Indenture, which breach is not cured within 90 days after written notice by the Trustee or the holders of at least 25% in outstanding principal amount of all Securities issued under the Indenture and affected thereby, and (iii) certain events involving the bankruptcy, insolvency or liquidation of the Corporation) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the holders of the Notes under the Indenture at any time by the Corporation with the consent of the holders of not less than 66⅔% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected by such amendment and modification.  The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, or director, as such, past, present, or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

           The Notes of this series shall be dated the date of their authentication.

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          All terms used in this Note which are not defined herein, but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

If the Notes are to be issued and outstanding pursuant to a book-entry system, the following paragraph is applicable: The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture.  The book-entry system maintained by DTC will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants.  The Corporation will recognize Cede & Co., as nominee of DTC, while the registered holder of the Notes, as the owner of the Notes for all purposes, including payment of principal, premium, if any, and interest, notices, and voting.  Transfers of the principal, premium, if any, and interest to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners.  So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants.  The Corporation will not be responsible or liable of such transfers or payments or for maintaining, supervising, or reviewing the records maintained by DTC, its participants, or persons acting through such participants.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the within Note shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM‑‑   as tenants in common
                        TEN ENT‑‑     as tenants by the entireties
                        JT TEN‑‑         as joint tenants with right of survivorship and not as tenants in common
                        UNIF GIFT MIN ACT‑‑............................Custodian..............................
                                                                         (Cust)                                  (Minor)

Under Uniform Gifts to Minors Act

.........................................................
                                                                       (State)

Additional abbreviations may also be used though not in the above list.

__________________________________

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING ZIP CODE, OF ASSIGNEE]

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

Please Insert Social Security or Other
           Identifying Number of Assignee: ______________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________ Attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated: _______________________               _________________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

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